EXHIBIT 99.1

Prepared in September 2005 by:
MCC Financial Services, Inc.
Under contract to OneLink4Travel, Inc.

STOCK SYMBOL (OTCBB:OLKT) As of August 30, 2005 Share Price: $0.70 52-Wk Range: $.35 - 1.90 Avg. Daily Volume (3 months): 32,043.8 Shares Outstanding: 31.1 m Float: 10.7 m Mkt. Cap: $21.77 m	FINANCIAL DATA Latest Filings For Six Months Ended 6-30, 2005 Revenues: $1,533,397 Total Operating Expenses: $4,185,670 Interest Expense: 417 k Net Loss: $(3,156,851) Debt: $7.8 m

ONE LINK 4 TRAVEL, INC.

BACKGROUND

One Link 4 Travel, Inc. (“One Link”, “OneLink4Travel” or the “Company”) is a provider of integrated global distribution and financial settlement services to the travel and tourism industry. The Company believes it is the first of its kind to offer non-airline travel suppliers such as rental car operators, hotel companies and cruise lines the ability to distribute a pre-paid product through travel agents worldwide, and to effect financial settlement through a single, online global distribution and financial settlement system. One Link 4 Travel’s mission is to increase the number and quality of online bookings made through global retail travel channels, while improving cash flow and reducing distribution costs, ultimately resulting in lower prices for the consumer. Revenue for 2005 is estimated to be between $5.2 and $5.8 million, with positive cash flow on operations reached by year end. Projected revenue for fiscal year-end 2006 is estimated to be between $42 and 48 million, and 2006 Operating Income is estimated to be between $11.5 and $13 Million.

•  First Mover Advantage in Substantial Market

One Link’s service is designed to relieve a significant, and presently unaddressed, point of pain in the enormous global travel and tourism industry. One Link’s system is designed to streamline and vastly improve the efficiency of the industry value chain by providing a “first of its kind” integrated booking and settlement system between travel suppliers and travel agents on a global scale. The service targets non-airline travel segments and mimics the existing proven settlement systems used by the airlines, which processed payments for approximately 500 million tickets in 2002, representing over $220 billion in transaction value.

•  Significant Strategic Acquisitions

OneLink4Travel has made two significant strategic acquisitions in 2005, Reservation Center, Inc. (RCI) and The Call Center LLC (TCC). One Link believes that the launch of its integrated settlement service through the RCI Internet-based travel agent portal will accelerate One Link’s revenue growth and cash flow, and provide a controlled environment for implementation of the OneLink4Travel service within an established buying group of approximately 13,000 hotels and over 100,000 travel agents that currently generate $3 billion in revenue for the hotels through the sale of 30 million room-nights per year. RCI generated revenues of approximately $5.2 million in fiscal 2004. One Link believes that its acquisition of TCC provides One Link with a substantial sales and marketing capability that directly reaches travel buyers, (consumers and travel agencies), and travel suppliers on a global scale in a cost effective manner. TCC generated revenues of approximately $7.3 million in 2004.

•  High Volume, High Margin Transaction Business Model

The model for the Company’s business plan yields high operating leverage and can be quickly scaled for demand. The Company expects that upon launch, the One Link service can rapidly develop significant transaction volumes from the fees charged to growing numbers of participating travel suppliers.

•  High Profile Strategic Alliances

OneLink4Travel has alliances with the leading providers of financial payment services and travel distribution. Sabre Travel Network and Amadeus, two of the largest players in the global travel industry, and PayPal are the system launch partners for OneLink4Travel. Sabre and Amadeus are capable of providing the rapid deployment and considerable utilization of OneLink4Travel’s transaction processing services based upon access to a worldwide supply of hotel and other travel products.

•  Both Travel Suppliers and Agents Have Reason To Use Company’s System

The primary users and suppliers of the travel value chain served by One Link may be incentivized to adopt the One Link service. Non-airline travel suppliers would see immediate benefit from rapid global financial settlement in their chosen local currency, a feature non-existent in today’s marketplace and would gain access to broader distribution channels and benefit from savings in back office costs. On the user side, travel agents realize guaranteed commissions at the time of booking as well as free access to a centralized availability and booking portal. Furthermore, travel agents would gain access to, and have an opportunity to earn a commission on, a wider range of travel products and services.

•  Proprietary Technology

One Link has a unique proprietary transaction processing technology platform with interface to the PayPal payment system and through alliances with travel distribution companies, is connected to travel agents and travel suppliers worldwide.

•  Experienced management team

One Link executive team combines seasoned travel industry professionals and knowledgeable technology executives with proven ability to successfully execute corporate strategy. Prior experience includes senior roles with successful technology start-ups, British Airways, Eurostar, Galileo, AT&T, Hertz, and Carlson Wagonlit.

THE COMPANY’S RISKS

The risks described below are not the only ones facing One Link. The Company’s proposed business will also be subject to the risks that affect many other companies, such as technological obsolescence, general economic conditions, geopolitical changes and international operations. Additional risks not currently known to the Company or that the Company currently believes are immaterial also may impair its business operations and its liquidity. Please refer to the Company’s Annual Report on Form 10-KSB for the fiscal year December 31, 2004, as amended for additional important risk factors. A copy of this Annual Report may be obtained from the Securities and Exchange Commission’s website, at www.sec.gov.

• The Company is a development stage company with limited operating history for new investors wishing to evaluate its business

The Company’s limited operating history makes predicting a future operating result difficult. Companies without material revenues are subject to a substantially greater number of risks than companies that have demonstrated an ability to market their products or services and generate material sales from these products or services. In addition, the Company’s prospects must be considered in light of the risks and uncertainties encountered by companies in the early stages of development in new and rapidly evolving markets. These risks include its ability to:

•	Access additional capital;
•	Conclude arrangements with third parties to provide global settlement services;
•	Acquire and retain travel suppliers;
•	Interest travel agents in its services;
•	Extend existing and develop new strategic partner relationships; and
•	Attract and retain key personnel.

The Company’s business strategy may not be successful and it may not successfully address these and other risks and uncertainties related to its limited operating history.

•  The Company needs additional financing to implement its business plan

The Company will need to raise additional capital to implement its business plan. If the Company is unable to obtaining additional financing, it will likely not be able to continue in business.

•  The Company's product may fail to deliver the benefits that it believes will make it special

The Company believes a special benefit of OneLink4Travel is its integrated financial settlement capability. However, there are many other channels for travel suppliers and travel agents to use. The Company may find its product has a lack of substantial market acceptance. The Company cannot accurately predict the acceptance of the product or the time frame in which any sales will be made. The Company has surveyed the market to get an indication of the potential, but actual results are unpredictable.

•  The Company expects continued losses until its business plan has been implemented

Substantial funding has been, and will be, required for development of its system and it can be expected that losses will continue through the roll-out stage. It is unlikely that the Company would be profitable until late 2005 at the earliest. The Company needs to develop and implement a marketing and promotional plan in order to develop a market for its products and to expend substantial resources on systems enhancement and development. The Company will also need to pay transaction fees and make license and other payments to its strategic partners and other vendors.

COMPANY PROFILE

HISTORY

One Link, headquartered in San Francisco, California is a public company traded on the Over the Counter Bulletin Board under the symbol OLKT. One Link was founded in 2002 and became a reporting company in September of 2002 through the acquisition of a public company. The Company’s services were announced at the World Travel Market in London in November of 2002. One Link’s system completed an operational pilot that same year. The Company is planning to launch its service in conjunction with Sabre Travel Network, Amadeus and PayPal, Inc. in the U.S. and Canada in late 2005.

MARKET OPPORTUNITY

In the international travel market, airline bookings have long been made and paid for efficiently. Organizations such as the International Air Transport Association (IATA) and the Airline Reporting Corporation (ARC) have for 30 years provided recognized financial settlement services to airline members and accredited travel agents. These systems processed approximately 500 million tickets in 2002, representing over $220 billion in revenue to the airlines. Agents search for and book air tickets through various Global Distribution Systems (GDS). Agents issue the passenger tickets and take payment in full. Subsequently the airline financial settlement systems effect the settlement between the agent and the airline on which the booking was made. Although such systems have been extended to cover non-air products, it has only been on an ad hoc and limited basis. However, there is widespread demand for a universal service for all non-air travel products similar to that enjoyed by the airlines.

Today, most non-air travel products, with the exception of package tours that are limited mainly to specific European markets, are sold through travel agents on a “referral” basis. The agent makes the booking on the customer’s behalf some time in advance, and is paid his commission by the supplier some time after the booking has been fulfilled. One Link offers a transaction solution that enables booking and receipt of payment in advance for non-air travel products, thus improving cash flow for agents and travel providers such as hotels, cruises, car rental, etc. One Link will attempt to address the current need for an integrated end-to-end distribution and settlement service in the non-air travel and tourism industry. One Link believes that its service will allow all non-air travel product and service providers to benefit from the same type of worldwide systems already available to the airline industry for the first time.

The One Link service connects travel suppliers, many of whom may never have been offered an affordable and integrated distribution and settlement service, with the world’s premier travel agents that book and issue scheduled air tickets as well as the tens of thousands of additional travel agents whose primary focus is on the leisure sector. OneLink’s service will target approximately 137,000 travel agents worldwide.

Industry estimates put the value of the global travel and tourism market at $1.9 trillion in 2005(1). One Link will facilitate the distribution and financial settlement of pre-paid non-air products through travel agents. The Transport and Accommodation sector of the $1.9 trillion total travel and tourism market is estimated to be $1.0 trillion in 2005. The travel industry’s long-term growth rate is estimated to be over 4% per year. The U.S. tops the list of large international tourism spending countries with a market share of 12.7%, the rest of the world representing the remaining 87.3%. Of the top 15 international tourism spending countries in 2001, nine are in Europe with Germany and the UK ranked two and three behind the U.S. according to the World Travel & Tourism Council.

PRODUCT

The One Link service provides travel suppliers with a direct connection and integrated payment mechanism to enable business with travel agents worldwide. Through its technical, commercial and contractual design it has created a unique opportunity for suppliers of all sizes to sell their products on a pre-paid basis through travel agents worldwide, and to receive payment, often in advance of providing the product, in their own currency. It removes the need for suppliers to negotiate individual commercial agreements with individual travel agents, and removes the tracking and administration of commission payments to agents in a multiplicity of currencies. For

(1) World Travel & Tourism Council

travel agents it offers access to a wide range of on-line bookable non-air travel products, all of which are pre-paid. The agent takes payment up front from their customer in their currency, retaining their commission for the sale, and pays the balance to the supplier through the One Link system. One Link connects the host reservation systems of travel suppliers with travel agencies via the Internet and proprietary networks around the world. One Link will use available financial systems to collect monies from travel agents in their local currencies and to effect payments to suppliers and in suppliers’ local currencies. OneLink streamlines the financial settlement process and allows both travel suppliers and local travel agencies to gain access to a wider market base.

With the exclusion of its proprietary transaction processing software, One Link has chosen to forego capital-intensive development of key systems, software, and infrastructure and instead integrate existing systems and technology with a distribution and settlement service and then apply the result to the non-airline travel segments. This has been achieved by utilizing the travel systems, experience and infrastructure of Videcom, OneLink’s lead systems development partner, the distribution network of the largests Global Distribution System vendors, Sabre and Amadeus, and the global payment solutions available from the most advanced Internet-based provider, PayPal.

SIGNIFICANT STRATEGIC ACQUISITIONS

Reservation Center (RCI)
RCI is a 28-year old company with two synergistic business units. Its reservation center provides outsourced 24/7 services on behalf of travel agency clients, with the goal of seamlessly handling any problem that its travelers may have, and handling after hours and overflow calls for travel arrangements. RCI’s other division CCRA, is the leading provider of structured marketing programs for hotels targeted specifically to the travel agency channel.

RCI enjoys a solid reputation with independent hotels, hotel chains, independent travel agencies and travel agency consortiums. RCI’s revenues for fiscal year-end 2004 were approximately $5.2 million, with the hotel marketing services and transaction fees accounting for about $3 million of total revenue. Management anticipates good growth in its current revenue streams, particularly from growing adoption of its booking portal as the travel industry continues on a positive growth trend in 2005.

The core benefit derived from the acquisition of RCI is One Links’ ability to leverage existing travel agent and hotel contracts and to develop relationships to launch its transaction processing service into the US market. The Company believes this opportunity could result in substantially earlier and greater revenues in 2006 for One Link, not only from the combined direct revenue streams from RCI and One Link, but also from the anticipated adoption of the One Link service by RCI travel agents. The Company expects these events to drive business momentum within the global travel marketplace into 2006 and 2007 because of RCI’s credibility and prominence to the large US-based travel suppliers. The procurement of a profitable revenue generating business is also expected to help One Link achieve positive cash flow in 2005, resulting in a reduction of future investor capital to support operations.

The Call Center LLC (TCC)
The acquisition of The Call Center provides One Link with a substantial sales and marketing capability that can directly reach travel buyers, (consumers and travel agencies), and travel suppliers on a global scale in a cost effective manner. TCC is a marketing services company providing telemarketing, customer service, payment collection and marketing survey services for major US corporate clients. Its new state-of-the-art multi-lingual call center with approximately 200 operators in Reno, Nevada has completed over two million connections per month with customers of corporate clients. TCC is essentially a global direct sales, distribution partner support and customer service organization. This capability is a critical element of the marketing plan for the launch of the One Link integrated settlement service. Control of this resource will reduce One Link’s operating costs, and improve customer sensitivity and feedback. TCC generated revenues of approximately $7.3 million in 2004.

The core benefit expected to be derived from the acquisition of TCC is the ability to control a substantial global telemarketing and customer service organization that possesses modern telephony technology to be used for One Link’s needs and opportunities. One Link also has the opportunity to see additional revenue streams from marketing, customer service and reservation services offering to its travel agent and travel supplier clients. The Company believes this could translate into substantially earlier and greater revenues for 2005 and 2006 for One Link from both the combined direct revenue streams of TCC and One Link and the opportunity to directly control, monitor, measure, and incentivize the call center organization for greater sensitivity and feedback regarding adoption and usage of the One Link service.

STRATEGIC ALLIANCES & SUPPLIERS

Videcom
Videcom International, a privately held company, was founded in 1972 to provide solutions to the Airline and Airport industries. From host connectivity hardware and emulation to standalone software systems, Videcom provides complete turnkey solutions to the aviation industry and has manufactured and installed worldwide hundreds of thousands of airline terminals and developed in-house the latest state of the art passenger check-in software. Videcom also supplies equipment and solutions to a diverse client base including those in the travel, telecommunications, and utilities industries. Videcom is recognized globally as a leader in aviation information technology and continues to develop its knowledge and technical ability to provide leading edge solutions to today’s aviation industry. It’s main office is based near London, England with sales and development offices in Dallas — Texas, and Beijing – China.

Sabre Travel Network
Sabre Holdings Corporation (NYSE: TSG) is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Travel Network, a Sabre Holdings company, connects travel buyers and sellers through the world’s largest global distribution system, providing approximately 53,000 travel agency locations with instant access to content from airlines, hotels, car rental companies, cruise lines and more. In 2004, Sabre Travel Network had revenues of $2.13 billion, operations in 45 countries and approximately 9000 employees. The Sabre GDS is the first system to connect the buyers and sellers of travel and includes more than 400 airlines, approximately 60,000 hotels, 32 car rental companies, nine cruise lines, 35 railroads and 220 tour operators. It offers a broad range of products and services that enhance travel agency operations and their ability to serve the traveler. Almost half of all airline tickets sold in North America through travel agencies are booked through the Sabre system, and an estimated $70 billion worth of travel-related products are sold annually through the GDS on a worldwide basis.

Amadeus
Amadeus is a leading global distribution system (GDS) and technology provider serving the marketing, sales and distribution needs of the world’s travel and tourism industries in over 210 markets around the world. Through the Amadeus GDS, travel agencies and airline offices can make bookings on 95% of the world’s scheduled airline seats. In addition, its modular technology is used by airlines and other travel service providers to optimize their internal operational requirements, providing passengers with superior and seamless service at optimal cost. The core business is to serve many different companies — whether airlines, travel agents, hotel operators or car rental companies. Amadeus’ headquarters is in Madrid, Spain with operational offices located throughout the world. The Company employs a team of over 5,300 people worldwide comprising around 95 nationalities and generating revenues of € 2 billion in 2004.

PayPal
Founded in 1998, PayPal, an eBay company (NASDAQ:EBAY), enables any individual or business with an email address to securely, easily and quickly send and receive payments online. PayPal’s service builds on the existing financial infrastructure of bank accounts and credit cards and utilizes the world’s most advanced proprietary fraud prevention systems to create a safe, global, real-time payment solution. PayPal has quickly become a global leader in online payment solutions with 50 million account members worldwide. Available in 45 countries around the world, buyers and sellers on eBay, online retailers, online businesses, as well as traditional offline businesses are transacting with PayPal. PayPal has received close to 20 awards for technical excellence from the Internet industry and the business community at large including the 2003 Webby Award for Best Finance Site and the 2003 Webby People’s Voice Award for Best Finance Site.

BUSINESS STRATEGY

The primary components of One Link’s product strategy include: 1) growing in global reach while maintaining a local presence; 2) providing end-to-end service connecting travel suppliers with travel agencies; 3) integrated distribution and settlement; 4) offering travel suppliers access to new markets and distribution channels; 5) offering agents new products and services previously not accessible; 6) vertical sector progression and rollout.

FINANCIAL DISCUSSION

As a development stage company, One Link’s current and past financials reflect the costs of developing its product prior to launch. Its operating costs include ongoing research and development costs to continue to improve its proprietary clearing system, management salaries, general and administrative costs, marketing expenses, and depreciation and amortization.

One Link 4 Travel, Inc.   Historical Financial Results

	Six Months Ended		Year Ended
	June 30, 2005	June 30, 2004	2004	2003
Revenues	$1,533,397	0	0	0
Operating Loss	$(2,652,273)	$(3,061,366)	$(4,884,504)	$(6,818,146)
Interest Expense	(417,946)	(924,373)	(1,336,734)	(359,630)
Net Loss	(3,156,851)	(3,981,304)	(6,092,973)	(7,177,776)
EPS	$(0.11)	$(0.17)	$(0.23)	$(0.40)

Source: SEC Filings

ORGANIZATIONAL STRUCTURE

Bill Guerin,  Chairman of the Board and Chief Executive Officer
Mr. Guerin is a technology entrepreneur who has started, grown, and successfully sold several high-tech companies. As Chairman of Cornerstone Alliance LLC, he provided mentoring and financing solutions for European and U.S.-based start-up technology companies. Cornerstone was the California and UK-based consultant and financial advisor selected to launch the One Link venture. Mr. Guerin also has three successful technology related start-ups to his credit as a founder and Chief Executive: a European-based data security software company, The Cambridge Systems Group, later acquired by Computer Associates; a systems integration company, Marathon Systems, purchased by Lotus Development Corporation; and most recently, an Internet and travel technology company, Orbit Network. Mr. Guerin holds a Bachelor of Science Degree and MBA from the Haas School of Business, University of California, Berkeley.

Alan Geddes,  Chief Financial Officer
Mr. Geddes is a proven chief financial officer with over 25 years in senior financial management with public companies across software and financial services industries. Most recently he was consulting CFO to Netlogic Microsystems, Inc., Adaptive Broadband and Sangamo BioSciences, Inc. Mr. Geddes was instrumental in Netlogic’s initial public offering, Sarbanes-Oxley implementation and SEC compliance matters. Mr. Geddes also served as CFO for QRS Corp., a $150 M NASDAQ-traded B2B ecommerce and software application enabler and was CFO for Global Med Technologies, a medical technology company, and EDNET, Inc., a broadband service provider. He commenced his career with Litton Industries as a financial analyst after graduating with an MBA in finance from Utah State University and BA from the University of California, Santa Barbara.

Kerry Wilce,  Managing Director, Onelink4travel Limited
Mr. Wilce has 30 years of experience working in a variety of sales, marketing, business development and general management roles in IT and communications. He has spent the last 10 years in the travel sector. Prior to joining One Link he was Marketing Director for X-Tant Ltd, one of the leading suppliers of IT and communications services to the UK travel sector, where he was responsible for developing and launching TravelEye, the leading travel portal for UK travel agents. Previously, he ran AT&T’s travel division in the UK and was part of the management buyout that purchased the business from AT&T to create X-tant Ltd.

Frances Kiradjian,  President & CEO CCRA International
Ms. Kiradjian has extensive experience in the travel industry and has held several executive positions during her 12 years at RCI. In her last position at RCI, she founded CCRA (now a separate business unit of One Link) as Executive Vice President and was a key player in taking the division from relative obscurity 12 years ago to its current status as a leader in innovative hotel marketing. Prior to RCI, she was a sales director with Carlson Wagonlit. She is considered a prominent speaker at many industry events and is a community organizer and supporter. Travel Agent magazine, a leading industry publication, has named Ms. Kiradjian as one of “The Most Powerful Woman in Travel.”

Jim Day,  Vice President, Onelink4travel Call Center Services Mr. Day is a veteran travel industry executive with broad financial, operations, and business development expertise. Prior to joining Onelink4travel, Mr. Day held executive positions with Carlson Wagonlit Travel, the $19 billion corporate travel services giant. Mr. Day’s last position at Carlson Wagonlit was as vice president of business development where he managed the company’s North American Client Service Center; in this position he created and implemented Carlson Wagonlit’s innovative e-Procurement channel travel offering, including negotiating supplier/ client contracts and overseeing the service’s marketing and sales plans. Mr. Day was also divisional vice president of operations at The Hertz Corporation, where he was responsible for successfully turning around the company’s $150 million New York Region by growing market share and improving service and reestablishing profitability. Previously Mr. Day was senior vice president of European operations for Emerson Radio Corporation where he led business development and marketing efforts for the consumer electronics leader’s initial foray into Europe.

Peter Short,  Chairman, Industry Advisory Board
Mr. Short is recognized as a leader in the travel distribution sector. Prior to joining One Link, he held various senior positions at British Airways and its subsidiaries, including Chief Executive of the Bravo Company, a Cable and Wireless and British Airways joint venture. Previously, he co-founded Travicom, the world’s first multi-access travel system allowing travel agents and airlines to communicate via a common electronic medium. He also held a senior position in the Galileo International start-up team in 1988. During the past ten years Mr. Short has assisted many travel vendor companies including Eurostar, British Rail Board, Avis Europe, and the Caribbean Tourism Organization.

Peter Crouch,  Advisory Board, Rental Car Sector
Mr. Crouch is a respected auto rental industry executive who is shepherding the growth of the Company’s car rental program. He is a former senior executive of Sixt AG, Thrifty Europe, Budget Rent-A-Car and other rental companies. Mr. Crouch was heavily involved in the start-up of One Link. Prior to opening his consulting practice, which he currently operates, Crouch was Executive Vice President for International Development for Sixt AG, a leading Munich, Germany rental company. At Sixt, Crouch opened 11 new countries for the company including France, Holland and the United Kingdom, including establishing the company’s first-ever presence at London’s Heathrow Airport. Mr. Crouch has also served as Directeur General/Europe for Thrifty Europe SA and President of Budget Rent-a-Car International Inc. During his 15-year tenure at Budget, Mr. Crouch built the company’s international network from 13 countries to over 100, tripling the firm’s market share across Europe.

BOARD OF DIRECTORS

Bill Guerin,  Chairman of the Board and Chief Executive Officer

John Herzog,  Director
Mr. Herzog is retired Chairman Emeritus of Herzog Heine Geduld, Inc. once one of the nation’s largest NASDAQ market-making firms. At the time of its acquisition in 2000 by Merrill Lynch, the firm made markets in over 9,000 stocks. He is currently Chairman of R.M. Smythe & Co., Inc. a company founded in 1880 that earned a reputation as the foremost source of information regarding the value of inactive and obscure stock and bond certificates. The company is now a premier auction house specializing in antique stocks and bonds, bank notes, coins, autographs and photographs. Mr. Herzog is also the founder of the Museum of American Financial History, a member of the Smithsonian National Board, a trustee of Randolph-Macon Woman’s College, a member of the NYU Stern School Board of Overseers, a governor of India House, and a recipient of the Ellis Island Medal. Mr. Herzog was a former Director of the Securities Industry Association and member of its New York District Economic Education Foundation.

Peter Boatright,  Director, Audit Committee Chairman
Mr.     Boatright has served as President and COO of Goldman Investments, a national firm where he had also served as Senior Vice President, Treasurer and CFO. Goldman Investments (Goldman family) was listed in the Forbes 400. Other Corporations headed by Mr. Boatright include Management Associates, Inc. and Shiloh Oil Corp., both of Oklahoma City, Oklahoma. He is an Attorney and Certified Public Accountant. He graduated from the University Of Oklahoma, with a BBA (major in Accounting and minor in Finance) and from the College of Law, OU. Mr. Boatright currently serves on the Board of several corporations, including Guaranty Credit Card, Inc. and Coppermark Bank in Oklahoma City, Oklahoma, a $650 million bank, and is chairman of the audit committee. In addition to these boards, he also serves on the board of the Oklahoma United Methodist Foundation and is Chairman of the Investment Committee, which oversees assets in excess of $120 million.

Edward Nichols,  Director, Compensation Committee Chairman
Mr. Nichols is an attorney with Nichols & Nichols in Denver, Colorado. He is authorized to practice in the states of Colorado and Kansas, the United States Federal Courts, and Supreme Court of the United States. He is also Managing Director of Nichols & Company LLC, a management consulting firm. Prior to Nichols & Company, Mr. Nichols operated a successful national municipal bond law firm, which he sold after 15 years before moving to Denver. He has since worked as a private investment banker and consultant with venture capital companies in the U.S. and Europe and has extensive international relationships with investment banking firms, underwriters, and brokerage firms.

Richard J. Marxen,  Director
Mr. Marxen has diverse experience as a businessman and entrepreneur that includes various positions as CEO, director and consultant. He is the chairman of Connective Technologies, Inc. a company he founded in 1995 to provide web-enable solutions to property and casualty insurance carriers. He ran INSpire Insurance Solutions, initially as president and CEO and then as a senior vice president of CGI Group, Canada’s largest independent IT services firm after CGI Group acquired INSpire in 2003. He served as a vice president and consultant with OneShield Inc., a start-up provider of technology solutions to the insurance industry, spearheading the company’s business development efforts. From 1998 to 2001, Mr. Marxen was board chairman at Apple Orthodonix, Inc., a NASDAQ-traded orthodontic practice management firm. He also served for a short period as CEO of insurance provider The Wheatley Group, LTD. facilitating its sale to insurance industry giant AIG.

Prepared by MCC Financial Services
Contact:
Leslie J. Richardson, ir@mccglobal.com, 310-453-4667 x239

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One Link 4 Travel September 2005 Price (08/30/05): $.70 Exchange: Ticker OTCBB: OLKT Prepared By: MCC Financial Services Contact: 310-453-4667 x239 ir@mccglobal.com	CORPORATE FACT SHEET

One Link 4 Travel, Inc.
Global Distribution and Financial Settlement Service For Travel Products

REVENUES (six months ended June 30, 2005)           $1.5 m
MARKET CAPITALIZATION                                 $21.77 m
SHARES OUTSTANDING                                            31.1 m
FLOAT                                                                             10.7 m

Background
One Link 4 Travel Inc. ("One Link", "OneLink4Travel" or the "Company") is a provider of integrated global distribution and financial settlement services to the travel and tourism industry. The Company believes it is the first of its kind to offer non-airline travel suppliers such as rental car operators, hotel companies and cruise lines, the ability to distribute a pre-paid product through travel agents worldwide, and to effect financial settlement through a single, online global distribution and financial settlement system. One
Link 4 Travel's mission is to increase the number and quality of online bookings made through global retail travel channels, while improving cash flow and reducing distribution costs, ultimately resulting in lower prices for the consumer.

First Mover Advantage in Substantial Market
OneLink4Travel's service is designed to relieve a significant, and presently unaddressed, point of pain in the enormous global travel and tourism industry. OneLink4Travel's system is designed to streamline and vastly improve the efficiency of the industry value chain by providing a "first of its kind" integrated booking and settlement system between travel suppliers and travel agents on a global scale.
The service targets the non-airline travel segments and mimics the existing proven settlement systems used by the airlines, which processed payments for approximately 500 million tickets in 2002, representing over $220 billion in transactional value.

Significant Strategic Acquisitions
OneLink4Travel has made two significant strategic acquisitions in 2005, Reservation Center, Inc. (RCI) and The Call Center LLC (TCC).
One Link believes that the launch of the One Link integrated settlement service through the RCI Internet-based travel agent portal will accelerate One Link's revenue growth and will provide a controlled environment for implementation of the Onelink4travel service within an established buying group of approximately 13,000 hotels and over 100,000 travel agents that currently generate $3 billion in revenue for the hotels through the sale of 30 million room-nights per year. RCI generated revenues of approximately $5.2 million in fiscal 2004. One
Link believes that its acquisition of TCC provides One Link with a substantial sales and marketing capability that directly reaches travel buyers, (consumers and travel agencies), and travel suppliers on a global scale in a cost effective manner. TCC generated revenues of approximately $7.3 million in 2004.

High Volume, High Margin Transaction Business Model
The model for the Company's business plan yields high operating leverage and can be quickly scaled for demand. The Company expects that upon launch, the OneLink4Travel service can rapidly develop significant transaction volumes from the fees charged to a growing number of participating travel suppliers.

High Profile Strategic Alliances
OneLink4Travel has alliances with the leading providers of financial payment services and travel distribution. Sabre Travel Network and
Amadeus, two of the largest players in the global travel industry, and PayPal are the system launch partners for OneLink4Travel. Sabre and Amadeus are capable of providing the rapid deployment and considerable utilization of OneLink4Travel's transaction processing services based upon access to a worldwide supply of hotel and car rental products.

Both Travel Suppliers and Agents Have Reason To Use Company's System
The primary users and suppliers of the travel value chain served by OneLink4Travel may be incentivized to adopt the One Link service.
Non-airline travel suppliers would see immediate benefit from rapid global financial settlement in their chosen local currency, a feature non-existent in today's marketplace and would gain access to broader distribution channels and benefit from savings in back office costs.
On the user side, travel agents realize guaranteed commissions at the time of booking as well as free access to a centralized availability and booking portal. Furthermore, travel agents would gain access to, and have an opportunity to earn a commission on, a wider range of travel products and services.

Proprietary Technology
OneLink4Travel has a unique proprietary transaction processing technology platform with interface to the PayPal payment system and through alliances with travel distribution companies, is connected to travel agents and travel suppliers worldwide.

We recommend you use the information found here as an initial starting point for conducting your own research and conduct your own due diligence (DD) on the profiled company in order to determine your own personal opinion of the company before investing. We are not registered broker-dealers and do not recommend the purchase and sale of securities. Neither the information, nor any opinion expressed, shall be construed to be, or constitute an offer to sell or a solicitation of an offer to buy the securities mentioned herein. The information and statistical data contained herein have been obtained from the company, and/ or sources which we believe to be reliable but in no way are warranted by us as to accuracy or completeness. We do not undertake to advise you as to changes in figures or our views. The above statements are the opinion of MCC Financial Services and are not a guarantee that predicted business results for the company will occur. We provide investor relations services to the company for fees on an ongoing basis, which services include the preparation of this report. We are not liable for any loss directly or indirectly incurred by anyone relying on any information obtained from this report including, but not limited to, any loss caused in whole or in part by reliance on the content, expression of opinions or interpretation of news, events, financial information and other information found in this report.

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